UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2014

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code

(678) 595-6243

(Registrant’s telephone number, including area code)

______________________________________________

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2014, the Company entered into independent contractor agreements with the following officers of the Company:

PRESIDENT AND CHIEF OPERATING OFFICER

•	Marshall Diamond-Goldberg, President and Chief Operating Officer, entered into an agreement (the “Agreement”) which provides for the following:

•	One year term.

•	Base compensation of $15,000 per month for Mr. Diamond-Goldberg’ services.

•	Payment of $1,000 per month for health insurance expenses.
•	A one-time $25,000 bonus will be paid to Mr. Diamond-Goldberg on December 15, 2014, for exceptional services provided to the Company for the six-month period ending November 30, 2014.
•	Bi-annual “PDP Bonus”. Every six months, concurrent with the release of the Company’s final, SEC, Qualified Engineering Report, a 2% bonus on the growth of the Company’s Proved Oil and Gas assets (PDP) will be paid. For purposes of this bonus, the Qualified Engineering Report for Jan. 1, 2015 will set the PDP baseline, and for every incremental dollar of PDP growth above the baseline, 2% shall be paid. By way of example, if the Qualified Engineering Report issued as of Jan. 1, 2015 demonstrates a PDP amount of $5,000,000, and if, on the Qualified Engineering Report issued as of June 1, 2015, the PDP has grown to $7,000,0000; a bonus of $40,000 will have been earned and shall be paid.

•	Beginning in calendar year 2015, an annual bonus shall be payable to Mr. Diamond-Goldberg either in common stock of the Company or cash or a combination thereof, at the option of the Company’s Board of Directors, in the amount of or having a value equal to up to 25% of Mr. Diamond-Goldberg’s annual salary at the time; annual bonuses shall be based on performance criteria to be determined by the Board; any annual bonus awarded will be payable on February 1st of the year following the year in which the bonus is earned; and

•	In the event that Mr. Diamond-Goldberg is terminated without cause or resigns with good reason, he is entitled to the same compensation that he would have received if his employment had continued for one year after such termination or resignation.

The Agreement is attached as Exhibit 10.1.

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY/TREASURER

•	Warren S. Binderman, Executive Vice President, Chief Financial Officer and Secretary/Treasurer, entered into an agreement (the “Agreement”) which provides for the following:

•	One year term.

•	Base compensation of $15,000 per month for Mr. Binderman’s services.

•	Payment of $1,000 per month for health insurance expenses.

•	A one-time $25,000 bonus will be paid to Mr. Binderman on December 15, 2014, for exceptional services provided to the Company for the six-month period ending November 30, 2014.
•	Payable commencing with the quarter ended September 30, 2014, on a quarterly basis, if the Company’s Quarterly Report on Form 10-Q is timely filed, including extensions allowable by the SEC via filing of NT-10Q, a bonus payment of $10,000 will be paid.
•	Commencing with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, upon filing the 10-K on a timely basis, including extensions allowable by the SEC via filing of NT-10K, a bonus payment of $25,000 will be paid.
•	Starting in calendar year 2015, an annual bonus payable either in common stock of the Company or cash or a combination thereof, at the option of the BOD in the amount of or having a value equal to up to 25% of your Base Compensation at the time; annual bonuses shall be based on performance criteria to be determined by the Board; any annual bonus awarded will be payable on February 1st of the year following the year in which the bonus is earned.
•	Bi-annual “PDP Bonus”. Every six months, concurrent with the release of the Company’s final, SEC, Qualified Engineering Report, a 2% bonus on the growth of the Company’s Proved Oil and Gas assets (PDP) will be paid. For purposes of this bonus, the Qualified Engineering Report for Jan. 1, 2015 will set the PDP baseline, and for every incremental dollar of PDP growth above the baseline, 2% shall be paid. By way of example, if the Qualified Engineering Report issued as of Jan. 1, 2015 demonstrates a PDP amount of $5,000,000, and if, on the Qualified Engineering Report issued as of June 1, 2015, the PDP has grown to $7,000,0000; a bonus of $40,000 will have been earned and shall be paid.
•	In the event that Mr. Binderman is terminated without cause or resigns with good reason, he is entitled to the same compensation that he would have received if his employment had continued for one year after such termination or resignation.

The Agreement is attached as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

10.1 Letter Agreement between the Company and Marshall Diamond-Goldberg.

10.2 .Letter Agreement between the Company and Warren S. Binderman.

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: December 5, 2014	By:	/s/ Warren S. Binderman
Warren S. Binderman
Executive Vice President, Chief Financial Officer, Secretary/ Treasurer